UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

Endurance International Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-36131		46-3044956
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

10 Corporate Drive	Suite 300	Burlington	MA	01803
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code: (781) 852-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	EIGI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.
As disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, effective January 1, 2020, Endurance International Group Holdings, Inc. (the “Company”) has modified its internal reporting structure and is filing this Current Report on Form 8-K (including Exhibit 99.1 hereto, this “Form 8-K”) to recast certain segment information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on February 14, 2020 (the “2019 10-K”), in order to reflect this change in reportable segments.
The Company previously reported its financial results in three reportable segments: web presence, email marketing and domain. In conjunction with the process of simplifying the organization, the Company modified its internal reporting structure to reflect certain changes in its structure and leadership, and also changed the name of the email marketing segment to the "digital marketing" segment. This resulted in consolidation of its domain segment into the web presence segment. Starting with the quarter ended March 31, 2020, the Company reports its financial results in two segments - web presence (including the former domain segment) and digital marketing. The products and services included in each of these two reportable segments are as follows:

•
Web Presence. The web presence segment consists primarily of the Company's web hosting brands, including Bluehost and HostGator, as well as its domain-focused brands such as Domain.com, ResellerClub and LogicBoxes. This segment includes web hosting, website security, website design tools and services, e-commerce products, domain names and domain privacy. It also includes the sale of domain management services to resellers and end users, as well as premium domain names, and generates advertising revenue from domain name parking.

•
Digital Marketing. The digital marketing segment consists of Constant Contact email marketing tools and related products. This segment also generates revenue from sales of the Company's Constant Contact-branded website builder tool and Ecomdash inventory management and marketplace listing solution which was acquired in the third quarter of 2019. For most of 2019, the digital marketing segment also included the SinglePlatform digital storefront business, which was sold on December 5, 2019.

The Company has recast the following portions of the 2019 10-K to reflect this change in reportable segments:

•	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations (up to and not including the subsection entitled “Liquidity and Capital Resources”)

•	Item 8: Financial Statements and Supplementary Data

•	Item 9A: Controls and Procedures
The recast items included in Exhibit 99.1 of this Form 8-K have been updated solely to reflect the change in the Company’s segment reporting described above, as well as to add Note 24 -- Subsequent Events in Item 8 of Exhibit 99.1. There are no changes to other disclosures presented in the 2019 10-K, including the Company’s previously reported consolidated balance sheets, consolidated statements of operations and comprehensive income (loss), consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows included in the 2019 10-K. The Company has not otherwise updated for activities or events occurring after the date the Company filed the 2019 10-K and the items included in Exhibit 99.1 of this Form 8-K do not modify or update any other disclosures therein in any way. Without limitation of the foregoing, this filing does not purport to update the Special Note Regarding Forward-Looking Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations or the Risk Factors sections of the 2019 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or becoming known to management subsequent to the date of filing of the 2019 10-K. Therefore, this Form 8-K should be read in conjunction with the 2019 10-K. For more updated information please refer to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and the Company’s subsequent current reports on Form 8-K and other filings with the SEC.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

23.1	Consent of BDO USA, LLP
99.1
Items from Endurance International Group Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, updated to reflect previously disclosed changes to its reportable segments: Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations (up to and not including the subsection entitled “Liquidity and Capital Resources”), Item 8, Financial Statements and Supplementary Data, and Item 9A, Controls and Procedures

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: May 19, 2020	By:	/s/ Marc Montagner
Name: Marc Montagner
Title: Chief Financial Officer